Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3,148,186)
Unrealized Gain (Loss) on Market Value of Futures	5,488,728
Dividend Income	4,027
Interest Income	142
ETF Transaction Fees	1,000
Total Income (Loss)	$2,345,711

Expenses
Investment Advisory Fee	$39,022
Brokerage Commissions	6,212
SEC & FINRA Registration Expense	1,900
NYMEX License Fee	1,561
Non-interested Directors' Fees and Expenses	415
Other Expenses	17,850
Total Expenses	66,960
Expense Waiver	(8,095)
Net Expenses	$58,865
Net Gain (Loss)	$2,286,846

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$77,857,672
Withdrawals (200,000 Units)	(6,960,476)
Net Gain (Loss)	2,286,846

Net Asset Value End of Period	$73,184,042
Net Asset Value Per Unit (2,100,000 Units)	$34.85

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502